EXHIBIT 99.1

EARNINGS RELEASE

For Immediate Release

Analyst Inquiries:                                                      Media Inquiries:
Mike Eliason                                                             Tobin Richer
(317) 249-4559                                                           (317) 249-4521
mike.eliason@karglobal.com                     tobin.richer@karglobal.com

KAR Auction Services, Inc. Reports First Quarter 2021 Financial Results

Carmel, IN, May 4, 2021 — KAR Auction Services, Inc. (NYSE: KAR), today reported its first quarter financial results for the period ended March 31, 2021. For the first quarter of 2021, the company reported revenue of $581.6 million as compared with revenue of $645.5 million for the first quarter of 2020, a decrease of 10%. Net income for the first quarter of 2021 increased to $50.9 million, or $0.25 per diluted share, as compared with net income of $2.8 million, or $0.02 per diluted share, in the first quarter of 2020. Adjusted EBITDA for the quarter ended March 31, 2021 increased 39% to $123.2 million, as compared with Adjusted EBITDA of $88.6 million for the quarter ended March 31, 2020. Operating adjusted net income per diluted share increased to $0.45 for the quarter ended March 31, 2021, as compared with operating adjusted net income per diluted share of $0.09 for the quarter ended March 31, 2020.
The company invests in certain early-stage automotive companies and funds that relate to the automotive industry. We believe these investments have resulted in the expansion of relationships in the vehicle remarketing industry. Realized gains on these investments were $17.0 million for the three months ended March 31, 2021. The company had unrealized gains of $43.5 million for the three months ended March 31, 2021.
Impact of COVID-19 on Company Operations
The company has been subject to numerous COVID-19-related orders and directives that have caused us to modify our business practices. All ADESA auction locations in the U.S. and Canada are offering vehicles for sale via ADESA Simulcast, DealerBlock and Simulcast+. Auction locations have resumed offering ancillary and related services, where possible and as permitted by government directives. However, given the evolving health, economic, social and governmental environments, the continuing impact that COVID-19 could have on our business remains uncertain. The broader implications for our business and results of operations remain uncertain and will depend on many factors outside our control, including, without limitation, the timing, extent, trajectory and duration of the pandemic, the imposition of protective public safety measures, the timing and number of people receiving vaccinations and effectiveness, and the timing to which normal economic and operating conditions resumes. Even after the COVID-19 outbreak has subsided, we may continue to experience materially adverse impacts to our business.

2021 Guidance
The company's previously stated guidance remains unchanged.

Earnings Conference Call Information
KAR will be hosting an earnings conference call and webcast on Wednesday, May 5, 2021 at 8:30 a.m. EDT. The call will be hosted by KAR's Executive Chairman, Jim Hallett, Chief Executive Officer, Peter Kelly and Executive Vice President and Chief Financial Officer, Eric Loughmiller. The conference call may be accessed by calling 1-844-778-4145 and entering participant passcode 8388224, while the live web cast will be available at the investors section of www.karglobal.com. Supplemental financial information for KAR’s first quarter 2021 results is available at the investors section of www.karglobal.com.
The archive of the webcast will also be available following the call and will be available at the investors section of www.karglobal.com for a limited time.

About KAR
KAR Auction Services, Inc. d/b/a KAR Global (NYSE: KAR), provides sellers and buyers across the global wholesale used vehicle industry with innovative, technology-driven remarketing solutions. KAR Global's unique end-to-end platform supports whole car, financing, logistics and other ancillary and related services, including the sale of nearly 3.1 million units valued at over $40 billion through our auctions in 2020. Our integrated physical, online and mobile marketplaces reduce risk, improve transparency and streamline transactions for customers in about 75 countries. Headquartered in Carmel, Indiana, KAR Global has employees across the United States, Canada, Mexico, Uruguay, U.K. and Europe. For more information and the latest KAR Global news, go to www.karglobal.com and follow us on Twitter @KARSpeaks.

Forward-Looking Statements
Certain statements contained in this release include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and which are subject to certain risks, trends and uncertainties. In particular, statements made that are not historical facts may be forward-looking statements. Words such as “should,” “may,” “will,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward-looking statements. Such statements are based on management's current expectations, are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results projected, expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include those uncertainties regarding the impact of the COVID-19 pandemic on our business and the economy generally, and those other matters disclosed in the Company’s Securities and Exchange Commission filings. The Company does not undertake any obligation to update any forward-looking statements.

KAR Auction Services, Inc.
Condensed Consolidated Statements of Income
(In millions) (Unaudited)

	Three Months Ended March 31,
	2021	2020
Operating revenues
Auction fees	$235.5	$255.3
Service revenue	187.6	236.2
Purchased vehicle sales	92.7	75.5
Finance-related revenue	65.8	78.5
Total operating revenues	581.6	645.5

Operating expenses
Cost of services (exclusive of depreciation and amortization)	330.4	394.6
Selling, general and administrative	149.0	162.4
Depreciation and amortization	47.0	47.7
Total operating expenses	526.4	604.7

Operating profit	55.2	40.8

Interest expense	30.9	38.0
Other income, net	(50.2)	(2.0)

Income before income taxes	74.5	4.8

Income taxes	23.6	2.0

Net income	$50.9	$2.8

Net income per share
Basic	$0.25	$0.02
Diluted	$0.25	$0.02

Dividends declared per common share	$—	$0.19

KAR Auction Services, Inc.
Condensed Consolidated Balance Sheets
(In millions) (Unaudited)

	March 31, 2021	December 31, 2020
Cash and cash equivalents	$759.0	$752.1
Restricted cash	52.5	60.2
Trade receivables, net of allowances	659.3	367.2
Finance receivables, net of allowances	1,958.9	1,889.0
Other current assets	95.8	106.7
Total current assets	3,525.5	3,175.2

Goodwill	2,135.9	2,140.2
Customer relationships, net of accumulated amortization	198.9	211.3
Operating lease right-of-use assets	343.0	350.6
Property and equipment, net of accumulated depreciation	578.2	589.9
Intangible and other assets	378.7	331.0
Total assets	$7,160.2	$6,798.2

Current liabilities, excluding obligations collateralized by finance receivables and current maturities of debt	$1,386.5	$965.1
Obligations collateralized by finance receivables	1,239.1	1,261.2
Current maturities of debt	30.4	24.3
Total current liabilities	2,656.0	2,250.6

Long-term debt	1,852.8	1,853.8
Operating lease liabilities	336.3	344.2
Other non-current liabilities	167.8	184.0
Temporary equity	559.8	549.8
Stockholders’ equity	1,587.5	1,615.8
Total liabilities, temporary equity and stockholders’ equity	$7,160.2	$6,798.2

KAR Auction Services, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions) (Unaudited)

	Three Months Ended March 31,
	2021	2020
Operating activities
Net income	$50.9	$2.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	47.0	47.7
Provision for credit losses	5.5	18.7
Deferred income taxes	5.2	(4.7)
Amortization of debt issuance costs	3.0	2.7
Stock-based compensation	5.4	5.0
Contingent consideration adjustment	11.2	—
Unrealized gain on investment securities	(43.5)	—
Other non-cash, net	1.6	1.4
Changes in operating assets and liabilities, net of acquisitions:
Trade receivables and other assets	(297.8)	210.7
Accounts payable and accrued expenses	376.0	(333.5)
Net cash provided by (used by) operating activities	164.5	(49.2)
Investing activities
Net (increase) decrease in finance receivables held for investment	(73.3)	146.3
Purchases of property, equipment and computer software	(14.5)	(29.6)
Investments in securities	(15.3)	—
Proceeds from sale of investments	21.1	—
Proceeds from the sale of PWI	0.9	—
Proceeds from the sale of property and equipment	1.9	—
Net cash provided by (used by) investing activities	(79.2)	116.7
Financing activities
Net increase (decrease) in book overdrafts	39.8	(35.1)
Net increase (decrease) in borrowings from lines of credit	6.1	(1.8)
Net decrease in obligations collateralized by finance receivables	(25.1)	(103.7)
Payments on long-term debt	(2.4)	(2.4)
Payments on finance leases	(3.1)	(4.4)
Payments of contingent consideration and deferred acquisition costs	(21.3)	(22.3)
Issuance of common stock under stock plans	0.3	0.4
Tax withholding payments for vested RSUs	(2.2)	(3.4)
Repurchase and retirement of common stock	(80.8)	—
Dividends paid to stockholders	—	(24.5)
Net cash used by financing activities	(88.7)	(197.2)
Effect of exchange rate changes on cash	2.6	(23.7)
Net decrease in cash, cash equivalents and restricted cash	(0.8)	(153.4)
Cash, cash equivalents and restricted cash at beginning of period	812.3	560.9
Cash, cash equivalents and restricted cash at end of period	$811.5	$407.5
Cash paid for interest, net of proceeds from interest rate derivatives	$15.3	$23.4
Cash paid for taxes, net of refunds	$11.7	$5.6

KAR Auction Services, Inc.
Reconciliation of Non-GAAP Financial Measures
EBITDA, Adjusted EBITDA, operating adjusted net income and operating adjusted net income per share as presented herein are supplemental measures of our performance that are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). They are not measurements of our financial performance under GAAP and should not be considered as substitutes for net income (loss) or any other performance measures derived in accordance with GAAP. Management believes that these measures provide investors additional meaningful methods to evaluate certain aspects of the company’s results period over period and for the other reasons set forth below.
EBITDA is defined as net income (loss), plus interest expense net of interest income, income tax provision (benefit), depreciation and amortization. Adjusted EBITDA is EBITDA adjusted for the items of income and expense and expected incremental revenue and cost savings as described in our senior secured credit agreement covenant calculations. Management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA is appropriate to provide additional information to investors about one of the principal measures of performance used by our creditors. In addition, management uses EBITDA and Adjusted EBITDA to evaluate our performance.
Depreciation expense for property and equipment and amortization expense of capitalized internally developed software costs relate to ongoing capital expenditures; however, amortization expense associated with acquired intangible assets, such as customer relationships, software, tradenames and noncompete agreements are not representative of ongoing capital expenditures, but have a continuing effect on our reported results. Non-GAAP financial measures of operating adjusted net income and operating adjusted net income per share, in the opinion of the company, provide comparability of the company's performance to other companies that may not have incurred these types of non-cash expenses or that report a similar measure. In addition, operating adjusted net income and operating adjusted net income per share may include adjustments for certain other charges.
EBITDA, Adjusted EBITDA, operating adjusted net income and operating adjusted net income per share have limitations as analytical tools, and should not be considered in isolation or as a substitute for analysis of the results as reported under GAAP. These measures may not be comparable to similarly titled measures reported by other companies.
The following table reconciles EBITDA and Adjusted EBITDA to net income for the periods presented:

	Three Months Ended March 31,
(in millions), (unaudited)	2021	2020
Net income	$50.9	$2.8
Add back:
Income taxes	23.6	2.0
Interest expense, net of interest income	30.7	37.2
Depreciation and amortization	47.0	47.7
EBITDA	152.2	89.7
Non-cash stock-based compensation	5.6	5.3
Acquisition related costs	1.5	1.4
Securitization interest	(6.8)	(11.4)
Loss on asset sales	0.2	0.5
Severance	0.7	1.8
Foreign currency (gains)/losses	2.2	0.4
Contingent consideration adjustment	11.2	—
Unrealized gains on investment securities	(43.5)	—
Other	(0.1)	0.9
Total addbacks/(deductions)	(29.0)	(1.1)
Adjusted EBITDA	$123.2	$88.6

The following table reconciles operating adjusted net income and operating adjusted net income per diluted share to net income for the periods presented:

	Three Months Ended March 31,
(in millions, except per share amounts), (unaudited)	2021	2020
Net income (1)	$50.9	$2.8
Acquired amortization expense	15.6	14.3
Contingent consideration adjustment	11.2	—
Income taxes (2)	(4.9)	(6.0)
Operating adjusted net income	$72.8	$11.1

Operating adjusted net income per share - diluted	$0.45	$0.09

Weighted average diluted shares	162.4	130.0

(1)The Series A Preferred Stock dividends and undistributed earnings allocated to participating securities have not been included in the calculation of operating adjusted net income and operating adjusted net income per diluted share.

(2)The effective tax rate at the end of each period presented was used to determine the amount of income tax on the adjustments to net income. There was no income tax benefit related to the contingent consideration adjustment because this item is not deductible for income tax purposes.